UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Le Masurier House La Rue Le Masurier St. Helier, Jersey JE2 4YE (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement

On September 29, 2017, NovoCure Limited (the “Company”) entered into a Third Amendment to the Loan and Security Agreement (the “Third Amendment”) dated as of September 27, 2017 between the Company and BioPharma Secured Investments III Holdings Cayman LP dated as of January 7, 2015, as amended by a First Amendment dated as of December 23, 2016 and the Second Amendment dated as of February 21, 2017 (collectively, the “Loan Agreement”), pursuant to which the limit on the Company’s cash held at any financial institution to secure one or more letters of credit issued by such financial institution in respect of leased premises increased to $1.5 million and the limit on the aggregate balance in certain operating accounts held by the Company and its subsidiaries increased to $2.5 million.  In addition, the Third Amendment also added certain provisions enabling the use of storage facilities to facilitate the Company’s distribution of products to patients.

A copy of the Third Amendment is filed as Exhibit 10.1 attached hereto and is incorporated herein by reference in its entirety into this Item 1.01.  The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment and does not purport to be complete.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement, dated as of September 27, 2017, by and between the Company and BioPharma Secured Investments III Holdings Cayman LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited

(Registrant)

Date: October 5, 2017

By: /s/ Wilhelmus Groenhuysen

       Name: Wilhelmus Groenhuysen

       Title: Chief Financial Officer